UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts		02061-9149
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 29, 2009, Clean Harbors, Inc. (“Clean Harbors”), Clean Harbors Canada, Inc. (“Purchaser”), and Eveready Inc. (“Eveready”), signed an acquisition agreement dated as of that date  (the “Acquisition Agreement”) which provides that, subject to the terms and conditions contained in the Acquisition Agreement, Clean Harbors will acquire through Purchaser all of the outstanding shares of Eveready. Eveready is an Alberta corporation headquartered in Edmonton, Alberta, that provides industrial maintenance and production, lodging, and exploration services to the oil and gas, chemical, pulp and paper, manufacturing and power generation industries.  Operating from 79 locations in the United States, Canada, and internationally, Eveready currently employs over 2,100 employees and operates a service fleet of over 2,400 truck and trailer units.  Eveready shares trade on the Toronto Stock Exchange under the trading symbol “EIS”.

Under the terms of the Acquisition Agreement, Clean Harbors will acquire all of Eveready’s 18.4 million outstanding shares in exchange for approximately USD $49 million in cash (CDN $3.30, or approximately USD $2.64, for each Eveready share), 2.4 million shares of Clean Harbors common stock  (a ratio of 0.1304 Clean Harbors shares for each Eveready share), and the assumption or payment of approximately USD $220 million of Eveready debt. In total, the transaction is currently valued at approximately USD $387 million, based on an agreed upon price for Clean Harbors’ common stock for purposes of the acquisition of USD $48.81 per share.

The Acquisition Agreement provides that the acquisition will take place through a plan of arrangement (the “Plan of Arrangement”) which will be subject to approval by the Court of Queen’s Bench of Alberta. The acquisition is also subject to approval by regulators, lenders and the Eveready shareholders, as well as other customary closing conditions, and is expected to be completed during the third quarter of 2009.  The Acquisition Agreement is subject to termination by either Clean Harbors or Eveready under certain circumstances.

Eveready has agreed that, while the Acquisition Agreement remains in effect, Eveready will not solicit or initiate discussions with any party other than Clean Harbors and its affiliates regarding any other business combination or sale of material assets. Eveready has also granted Clean Harbors a right to match competing unsolicited proposals. The Acquisition Agreement also provides that, under certain circumstances, Eveready could become liable to pay to Clean Harbors a break fee of CDN $8.0 million, plus reimbursement of up to CDN $5.0 million of Clean Harbors’ expenses, or that Clean Harbors could become liable to pay to Eveready a reverse break fee of CDN $3.0 million, plus reimbursement of up to CD $2.0 million of Eveready’s expenses. The Acquisition Agreement also provides that, in the event that certain conditions to completing the entire transaction were not met, Eveready will sell and Clean Harbors will purchase certain Eveready assets for cash proceeds approximating CDN $53 million.

The board of directors of each of Clean Harbors and Eveready has adopted and approved the Acquisition Agreement and the Plan of Arrangement. Eveready will submit the Plan of Arrangement to Eveready’s shareholders for their approval at a meeting now expected to be held during July 2009. The board of directors of Eveready has unanimously recommended that the Eveready shareholders vote in favor of the Plan of Arrangement.

Eveready executive officers and shareholders holding 26% of the total outstanding Eveready shares (collectively, the “Eveready Management Shareholders”) have entered into a voting and lock-up agreement made on April 29, 2009 (the “Voting and Lock-Up Agreement”) with Clean Harbors and Purchaser under which the Eveready Management Shareholders have agreed to vote their shares in favor of the Plan of Arrangement. The Eveready Management Shareholders have also agreed in the Voting and Lock-Up Agreement that, if the Plan of Arrangement becomes effective, they will not sell or otherwise dispose without the prior consent of Clean Harbors (except for certain permitted transfers) of any of the Clean Harbors shares which they will receive as a result of the acquisition for a period commencing on the date of such Agreement and ending on the date that is 182 days following the effective date of the acquisition.

Copies of the Acquisition Agreement (with the Plan of Arrangement attached as Schedule A thereto) and the Voting and Lock-Up Agreement are filed as exhibits to this report and are incorporated herein by reference. The foregoing description of the terms of those Agreements and the Plan of Arrangement is qualified in its entirety by reference to the full text of those Agreements and the Plan of Arrangement.

Item 3.02.  Unregistered Sales of Equity Securities.

As described in Item 1.01 of this report, Clean Harbors has agreed in the Acquisition Agreement that, if the Plan of Arrangement becomes effective and its acquisition of Eveready is thereby completed, Clean Harbors will issue to the Eveready shareholders 2.4 million shares of Clean Harbors common stock as part of the consideration in exchange for all of the outstanding Eveready shares. If issued, such 2.4 million Clean Harbors shares will represent approximately 10.1% of the total number of primary shares of Clean Harbors common stock which are now outstanding.

Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), exempts from the  registration requirements under that Act the issue and exchange of securities which have been approved, after a hearing upon the fairness of the terms and conditions on which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval. Under the Acquisition Agreement, Eveready will submit the Plan of Arrangement to the Court of Queen’s Bench of Alberta (the “Court”) pursuant to the Business Corporations Act (Alberta) and apply for an interim order permitting notice to all persons to which the Clean Harbors shares will potentially be issuable. Following the requisite approval by the Eveready shareholders and a hearing at which such persons will have the right to appear, Eveready will seek a final order from the Court as to the fairness of the Plan of Arrangement. Such final order is a condition to the consummation of the Plan of Arrangement and the issuance of the Clean Harbors shares. Clean Harbors therefore anticipates that, if the Plan of Arrangement becomes effective under the terms and conditions described in the Acquisition Agreement (including the receipt of such final order from the Court), the issuance of the 2.4 million Clean Harbors shares to the Eveready shareholders will be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

2.6                                 Acquisition Agreement dated as of April 29, 2009, among Clean Harbors, Inc., Clean Harbors Canada, Inc., and Eveready Inc. (including the Plan of Arrangement attached as Schedule A to such Agreement).

2.7                                 Voting and Lock-Up Agreement made on April 29, 2009, between the executive officers and directors of Eveready Inc. listed on Schedule A thereto, Clean Harbors, Inc., and Clean Harbors Canada, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

April 30, 2009	/s/ James M. Rutledge
Executive Vice President and
Chief Financial Officer